UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 5, 2012 (December 30, 2011)

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Bering Exploration, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)

710 N. Post Oak Road, Suite 410 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)

N/A
____________________
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713) 780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On October 28, 2011, Bering Exploration, Inc. (the “Company”) and Mr. Frederick Huttner entered into an employment agreement (the “Original Agreement”) pursuant to which Mr. Huttner would serve as the Company’s president.  Pursuant to the Original Agreement, the Company agreed to issue Mr. Huttner 5,000,000 shares  of the Company’s common stock for services to be rendered.

On December 30, 2011, the Company and Mr. Huttner entered into an amended and restated employment agreement (the “Restated Agreement”) pursuant to which the Company agreed to issue, in lieu of the 5,000,000 shares of common stock described above, a five year warrant (the “Warrant”) to purchase up to 5,000,000 shares of Company common stock at an exercise price of $0.10 per share (such exercise price being the previous day’s closing price of the Company’s common stock as reported by the Pink Sheets OTCQB).  The foregoing summary of the Restated Agreement and the Warrant are qualified in their entirety to the Restated Agreement and Warrant attached hereto as Exhibits 10.1 and 10.2, each of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibit

(d)	Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Amended and Restated Employment Agreement
10.2	Form of Warrant

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

BERING EXPLORATION, INC.

By:	/s/ J. Leonard Ivins
J. Leonard Ivins, Chief Executive Officer

DATE: January 5, 2012